EXHIBIT 10.54

                                   EXHIBIT "I"
                                FOURTH AMENDMENT
                                       OF
                            MINING VENTURE AGREEMENT
                                      AMONG
                           KENNECOTT URANIUM COMPANY,
                               U.S. ENERGY CORP.,
                                       AND
                            THE USE/CC JOINT VENTURE

                                                                   EXHIBIT 10.54

                                FOURTH AMENDMENT
                                       OF
                            MINING VENTURE AGREEMENT

        THIS AMENDMENT OF MINING VENTURE AGREEMENT (the "Amendment") made as of June 23, 1997 is among Kennecott Uranium Company, a Delaware corporation
("Kennecott"), U.S. Energy Corp., a Wyoming corporation ("USE"), and a joint venture between USE and Crested Corp., a Colorado corporation ("Crested") (the joint venture between USE and Crested is referred to herein as "USE/CC" and USE, Crested and USE/CC are collectively referred to herein as the "USE Parties").

                                    RECITALS

        A. Kennecott and the USE Parties entered into a Mining Venture Agreement made as of June 1, 1990 with respect to a mining venture being undertaken by them (the "Venture") involving certain properties and related property rights and personal property in Fremont County, Wyoming described in the Mining Venture Agreement (the "Properties").

        B. The Mining Venture Agreement has been amended from time to time including (without limitation) by letters dated September 10, 1990 and March 1, 1991, an Agreement and Amendment dated September 20, 1991, and an Agreement Regarding Sweetwater Mill and Amendment to Mining Venture Agreement dated September 20, 1991 and Amendment dated February 26, 1992 (the Mining Venture Agreement, as amended, is referred to in this Amendment as the "Mining Venture Agreement").

        C. Contemporaneously with the execution of this Amendment, Kennecott and the USE Parties are entering into an Acquisition Agreement with respect to the sale of certain assets of Kennecott (the "Acquisition Agreement"). In connection with the transactions contemplated by the Acquisition Agreement, Kennecott and the USE Parties desire to amend the Mining Venture Agreement to provide for, among other things, (i) the granting of a Mineral Lease Agreement to USE with respect to the Properties (to the extent the Properties remain subject to the Mining Venture Agreement) and certain other properties (collectively, the "Mining Properties", which are more particularly described in Exhibit A to the Mineral Lease Agreement); (ii) approval of a contract pertaining to certain improvements and modifications to be undertaken at the Venture's Sweetwater Mill (the "Mill Contract"); (iii) the accelerated contribution of some or all of Kennecott's cash contributions to the Venture; and (iv) the granting of a security interest in the Mining Properties and other properties owned or controlled by the Venture.

                                                                   EXHIBIT 10.54

                                    AGREEMENT

        For good and valuable consideration and the covenants and agreements contained in this Amendment, the receipt and sufficiency of which are acknowledged by Kennecott and each of the USE Parties, the parties agree as follows:

        1. AUTHORIZATION OF THE MINERAL LEASE AGREEMENT AND THE MILL CONTRACT.

        Notwithstanding any provision of the Mining Venture Agreement to the contrary, Kennecott and the USE Parties authorize:

               a. The Venture to enter into the Mineral Lease Agreement with USE/CC on behalf of the Venture and to lease the Mining Properties to USE/CC pursuant to the terms of the Mineral Lease Agreement; and

               b. Kennecott, as Manager of the Venture's Sweetwater Mill, to enter into the Mill Contract with USE.

        2. ACCEPTANCE OF THE MINERAL LEASE AGREEMENT AND THE MILL CONTRACT.

        USE/CC agrees to execute the Mineral Lease Agreement and the Mill Contract and to be bound by the terms of the Mineral Lease Agreement and the Mill Contract. USE/CC further agrees that, during the respective terms of the Mineral Lease Agreement and the Mill Contract, all activities undertaken by it with respect to the Mining Properties and the Sweetwater Mill will be undertaken solely pursuant to USE/CC's role as lessee and contractor, respectively, and that USE/CC will undertake no activities on the Mining Properties or with respect to the Sweetwater Mill in its role as a Manager of the Venture or as a co-venturer in the Venture. Information obtained in connection with the performance of the Mineral Lease Agreement or the Mill Contract shall, for purposes of Article XVI of the Mining Venture Agreement, be treated as obtained in connection with the performance of the Mining Venture Agreement.

        3. ACCELERATION OF KENNECOTT'S ADDITIONAL CASH CONTRIBUTIONS.

               a. In lieu of Kennecott's obligations to provide additional cash contributions to the Venture as provided in Subsection 5.2(a) of the Mining Venture Agreement. Kennecott has paid to the USE Parties the sum of $4,000,000 upon the execution of the Acquisition Agreement (the "Signing Bonus") and Kennecott will make available to the Venture a contribution of up to $16,000,000 for the purposes of funding the operations of USE/CC on the Mining Properties and at the Sweetwater Mill pursuant to the terms and conditions of the Mineral Lease Agreement and the Mill Contract, respectively (the "Development Costs", which are further defined in the Acquisition Agreement), and for the payment of Transition Costs (which are further defined in the Acquisition Agreement). Development Costs will also include any monies

                                                                   EXHIBIT 10.54

spent by the GMMV on the Mining Properties and the Sweetwater Mill between May 1, 1997 and the date of this Amendment and such expenditures shall be counted toward the $16,000,000 obligation described above. Except for funds advanced to cover costs incurred between May 1, 1997 and the date of this Amendment, which will be advanced as provided in the Mining Venture Agreement, Kennecott will advance such funds to the Venture in accordance with the provisions of Sections 4 and 5 below. Kennecott's obligation to make contributions under this Subsection 3(a) shall expire on the termination of the Acquisition Agreement, or at any time it is established that the sale of the assets of Kennecott contemplated thereunder will not be consummated.

               b. Each dollar of Development Costs and Transition Costs contributed to the Venture pursuant to Subsection 3(a) above and each dollar of the Signing Bonus shall count as the contribution of two dollars against the remaining amount of Kennecott's obligation to contribute the first $50.0 million in Dollars of the Day to Programs and Budgets as provided in Subsection 5.2(a) of the Mining Venture Agreement.

               c. In the event that the Acquisition Agreement is terminated, the transaction contemplated by the Acquisition Agreement is consummated, or it is established that the sale of the assets of Kennecott contemplated in the Acquisition Agreement will not be consummated:

                      i. Kennecott will have no further obligation to make contributions under Subsection 3(a) hereof, even if it has not contributed the full $16 million referenced in said Section. Any balance remaining in the Working Capital Account described in Subsection 4(a) below will be returned to Kennecott within 15 days of the date that the Acquisition Agreement is terminated, the transaction contemplated by the Acquisition Agreement is consummated, or it is established that the sale of the assets of Kennecott thereunder will not be consummated;

                      ii. Kennecott's obligation to contribute the first $50.0 million in Dollars of the Day to Programs and Budgets as provided in Subsection 5.2(a) of the Mining Venture Agreement, shall be reduced:

                              (x) by all  contributions  made to the  Venture by
               Kennecott prior to the date hereof, which the parties agree is $20,355,142,

                              (y) by the sum of $8,000,000 in  consideration  of
               the Signing Bonus; and

                              (z) by the two dollar per dollar  credit  provided
               with respect to any amounts contributed to the Venture pursuant to Subsection 3(a) above.

Any remaining funding to reach Kennecott $50 million initial contribution will be pursuant to Section 5.2(a) of the GMMV Mining Venture Agreement dated June 1, 1990 on a one to one basis by Kennecott. Once Section 5.2(a) of the GMMV Mining Venture Agreement is satisfied,

                                                                   EXHIBIT 10.54

all remaining contributions will be subject to Section 5.3 of the GMMV Mining Venture Agreement.

                      iii. If the transaction contemplated by the Acquisition Agreement is consummated, Kennecott's obligations to make disproportionate contributions under Subsections 5.2(b)(1) and 5.2(b)(2) shall then be satisfied. Otherwise, if the transaction is not consummated, Subsections 5.2(b)(1) and 5.2(b)(2) shall remain in effect; and

                      iv. Upon completion of Kennecott's obligation to contribute the remaining amount of the first $50.0 million in Dollars of the Day to Programs and Budgets as provided in Subsection 5(a) of the Mining Venture Agreement, as such amount has been reduced by all contributions previously made by Kennecott, which the parties agree is $20,355,142, by the $8,000,000 credit in consideration of the Signing Bonus, and by the two dollar per dollar credit provided with respect to any amounts contributed to the Venture pursuant to Subsection 3(a) above, the second sentence of Subsection 5.2(a) of the Mining Venture Agreement will be amended to reflect that each Participant's Initial Contribution is equal to $15.0 million plus one-half of the actual amount of Kennecott's additional contributions, without taking into account the two dollar per dollar credit described above.

        4. MECHANICS OF THE KENNECOTT CONTRIBUTION.

        Kennecott agrees to fund the additional $16,000,000 contribution (including all Transition Costs incurred or projected to be incurred by the Kennecott or the Venture pursuant to Section 5 below and all costs incurred between May 1, 1997 and the date of this Agreement as provided in Subsection 3(a) above) to the Venture for Development Costs as follows:

               a. Kennecott will initially advance $1,000,000 to the Venture which the Venture will, in turn, advance to USE/CC pursuant to the terms of the Mineral Lease Agreement and the Mill Contract to allow USE/CC to establish a working capital account (the "Working Capital Account") to fund activities authorized by those agreements. From time to time, but at least once per month, USE/CC shall provide to the Venture and the Venture will provide to Kennecott invoices ("Invoices") for all expenditures actually made by USE/CC pursuant to the Mineral Lease Agreement and the Mill Contract that are reimbursable to USE/CC by the Venture pursuant to the terms of those agreements, along with evidence of the amounts deposited by USE/CC to satisfy the sinking fund requirements set out in Subsection 9(c) of the Mineral Lease Agreement ("Evidence of Deposit"), together with the supporting documentation required by the Mineral Lease Agreement and the Mill Contract (the "Supporting Documentation");

               b. Within 20 days of presentation to and receipt by Kennecott of the Invoices, Supporting Documentation and Evidences of Deposit, Kennecott will
(i) provide to the Venture funds adequate to reimburse USE/CC for its reimbursable expenditures and to restore the Working Capital Account to its initial balance, with authorization to the Venture to forward such

                                                                   EXHIBIT 10.54

funds to USE so that USE is reimbursed and can restore the Working Capital Account; or (ii) Kennecott will advise the Venture of any amounts with respect to such Invoices, Supporting Documentation or Evidences of Deposit that Kennecott believes in good faith are not supported by adequate explanation or were not spent in compliance with the Mineral Lease Agreement or the Mill Contract, together with an explanation, in reasonable detail, of the basis for Kennecott's objection to such Invoices, Supporting Documentation or Evidences of Deposit, in which case Kennecott will provide funds to the extent that it does not contest the Invoices, Supporting Documentation or Evidences of Deposit. At such time as the balance of Kennecott's obligation to fund $16,000,000 has been reduced to less than $1,000,000, its obligation to restore the Working Capital Account balance shall be reduced to be no more than the amount of the remaining obligation.

               c. Kennecott shall have the right to conduct audits, at its sole expense, of all expenditures for which USE/CC seeks reimbursement pursuant to this Section. Such audits may be conducted at six-month intervals, with a final audit being conducted within six months after the date of the final request for reimbursement by USE/CC. If Kennecott determines that a discrepancy exists with respect to any expenditure, USE/CC shall restore to the Working Capital such amounts as Kennecott believes in good faith are not supported by adequate explanation or were not spent in compliance with the Mineral Lease Agreement or the Mill Contract, within 20 days of Kennecott's written demand therefor. Such amounts may subsequently be expended by USE/CC pursuant to the terms of the Mineral Lease Agreement and the Mill Contract or, if not expended by USE/CC, returned to Kennecott as provided Subsection 3(c)(i) above whether such restoration and return occurs before or after the termination of the Acquisition Agreement or the consummation of the transactions contemplated by the agreement.

               d. If Kennecott has withheld funding from the Venture with respect to an Invoice presented under Subsection 4(b) above, or USE/CC has not made a refund demanded under Subsection 4(c) above, the parties shall meet within 15 days and seek to resolve the basis for the dispute. If the dispute cannot be resolved to the parties' mutual satisfaction within 30 days of such presentation or demand, such dispute may, at the written request of any of the parties, delivered to each of the other parties not later than 40 days after such presentation or demand, be submitted to and resolved by binding arbitration conducted in accordance with the procedures set forth in Exhibit "A" to this Amendment, which is incorporated herein by reference. The parties acknowledge and agree that such right to arbitration is the exclusive remedy of the parties, or any of them, for the failure of Kennecott to satisfy its obligations under Subsections 3(a), 4(a) and 4(b) or the failure of USE/CC to make refunds under Subsection 4(c), that none of the parties shall seek any other remedy, whether statutory, equitable or at common law, with respect thereto, and this Amendment, including without limitation Subsection 3(c), shall continue to be fully
effective  for  all  purposes   regardless  of  such  dispute  or  its  ultimate
resolution.

                      e. At Closing (but subject to Closing occurring) Kennecott shall contribute the excess, if any, of the amount required to be contributed to the Venture by Kennecott under

                                                                   EXHIBIT 10.54

Section 3(a) hereof over the sum of (i) amounts previously contributed by Kennecott under this Section 4 and (ii) amounts funded by Kennecott under
Section 5 hereof. The USE Parties covenant that such contribution will be used exclusively for the purpose of funding the operations of the Venture on the Mining Properties and Sweetwater Mill.

        5. AGREEMENT WITH RESPECT TO THE TRANSITION COSTS.

        In connection with the implementation of this Amendment, the Mineral Lease Agreement, the Mill Contract, the Acquisition Agreement and certain other documents related to the transactions contemplated by such agreements, Kennecott and/or the Venture may incur Transition Costs, as defined in the Acquisition Agreement. Kennecott agrees to fund such costs to the extent they are incurred by the Venture or to incur such costs directly to the extent Kennecott is required to participate in activities, the cost of which are Transition Costs, and provide an account of such costs to USE/CC. All such costs which the parties agree are Transition Costs, will count toward Kennecott's obligation to provide up to $16,000,000 to the Venture as provided in Subsection 3(a) above.

        6. AUTHORIZATION FOR GRANTING A SECURITY INTEREST IN THE MINING PROPERTIES.

        Immediately prior to the delivery of this Amendment, Kennecott Energy Company ("KEC"), an affiliate of Kennecott, loaned the sum of $16,000,000 to Kennecott as evidenced by a promissory note (the "KEC Note"). Notwithstanding any provision of the Mining Venture Agreement to the contrary, including, in particular, the restrictions of Subsections 15.2(a) and 15.2(f) of the Mining Venture Agreement, Kennecott and the USE Parties authorize Kennecott to grant to KEC a lien, mortgage and security interest in and to all of Kennecott's 50% interest in and to the Mining Properties and the other properties (including the Sweetwater Mill) owned by the Venture, but only to the extent of Kennecott's 50% interest therein, by executing and delivering to KEC a Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Proceeds, Rents and Leases in the form attached to the Acquisition Agreement as Exhibit B (the "KEC Mortgage"). The KEC Mortgage shall be a first and prior lien to any lien created in favor of the Manager of the Venture or of the parties to the Venture, but only to the extent of Kennecott's 50% interest in the Mining Properties and other properties owned by the Venture, and the Mining Venture Agreement and the interests of the other participants in the Venture and such properties shall be subordinate to the KEC Mortgage.

                                                                   EXHIBIT 10.54

        7. COVENANTS WITH RESPECT TO THE SECURITY INTEREST.

        Kennecott covenants to and with the USE Parties that, if the sale of the assets of Kennecott contemplated in the Acquisition Agreement is not consummated, Kennecott will comply with all of the terms and conditions of, and make all payments required by, the KEC Note and will take all actions and do all things necessary to prevent foreclosure of the KEC Mortgage. Kennecott further agrees to protect, indemnify, hold harmless and defend the USE Parties from all losses, claims, demands, costs of defense (including reasonable attorneys' fees and court costs) that the USE Parties, or any of them, may incur as a result of Kennecott's failure to comply with the covenants given to the USE Parties in this Section 7.

        8. Financing Additional Contributions.

        Section 5.3 of the Venture Agreement is amended to read as follows:

               "(a) At such time as the USE Parties become obligated to contribute to Programs and Budgets if, despite the exercise of its best efforts, the USE Parties are unable to obtain the financing necessary to contribute to an approved Program and Budget adopted with respect to (i) the development of the initial mine on the Properties; (ii) the return of the Sweetwater Mill to operational status pursuant to the requirements of the Nuclear Regulatory Commission; or (iii) a major expansion of Operations, Kennecott agrees to exercise reasonable commercial efforts to assist the USE Parties in obtaining the financing necessary to make such contribution. Kennecott's reasonable commercial efforts shall include consideration of joint project financing. If Kennecott assists the USE Parties in obtaining financing necessary to make such contribution or if joint project financing is arranged pursuant to Kennecott's efforts under this Section 5.3, the USE Parties agree, as a condition of Kennecott's performance under this Section, to compensate Kennecott for all costs of obtaining such financing or joint financing, including but not limited to interest and other costs of funds, that exceed the cost that would have been incurred by Kennecott if it had funded its share of the Program and Budget separately.

               (b) For purposes of this Section 5.3, a Program and Budget involving a major expansion of Operations shall be defined as a Program and Budget for the expansion of the initial mine on the Properties, expansion of the Sweetwater Mill after its return to operational status, or development of an additional mine on the Properties, in each case the cost of which exceeds $25,000,000.

               (c) The Participants agree that Kennecott's obligations under this Section 5.3 shall be solely for the benefit of the USE Parties and such obligations are not assignable or otherwise transferable.

                                                                   EXHIBIT 10.54


        9. Further Assurances.

        Each party to this Amendment agrees to execute such further documents and perform such further acts as are necessary to implement fully the terms of this Amendment.

        10. Confirmation of the Mining Venture Agreement.

        This Amendment is subject to the terms and provisions of the Mining Venture Agreement, including the confidentiality provisions of Article XVI. Except as amended by this Amendment, the Mining Venture Agreement, as previously amended, shall continue in full force and effect and Kennecott and the USE parties ratify, confirm and adopt the Mining Venture Agreement as amended. Kennecott and the USE Parties further confirm and agree as follows:

               a. Neither the Mining Venture Agreement nor this Amendment creates any fiduciary duty, express or implied, among the Participants.

               b. Neither the Mining Venture Agreement nor this Amendment imposes any time limit, express or implied, on Kennecott for making contributions under Section 5.2(a) hereof or otherwise to take any action to develop or put into production any asset of the Venture. However, this Section 10(b) does not limit or excuse Kennecott's obligations under Section 3 or
Section 4 of this Amendment.

               c. Neither the Mining Venture Agreement nor this Amendment imposes any obligations, express or implied, on any Participant to undertake any activity with respect to marketing prior to the time that a decision is made to develop or put into production any asset of the Venture. No such decision has ever been made by the Management Committee of the Venture and as of the date hereof no such decision is contemplated prior to July 31, 1998.

               d. Neither the Mining Venture Agreement nor this Amendment, expressly or by implication, prevents any Participant, any Affiliate (as defined in the Acquisition Agreement) of any Participant, or any other person from engaging in any other business or activity whether or not similar to, related to, or in direct or indirect competition with any business or activity of the Venture, regardless of the effect any such activity may have on the Venture.

                                                                   EXHIBIT 10.54

        Executed to be effective as of the date first above set forth.

                                        KENNECOTT URANIUM COMPANY


                                        By     /S/ L. R. CARDEY-YATES
                                            -----------------------------------
                                        Its    DIRECTOR/ASSISTANT SECRETARY
                                             ----------------------------------

                                        U.S. ENERGY CORP.

                                        By     /S/ JOHN L. LARSEN
                                            -----------------------------------
                                        Its     PRESIDENT
                                             ----------------------------------

                                        U.S. ENERGY CORP. and
                                        CRESTED CORP. dba the
                                        USE/CC JOINT VENTURE

                                        By:  U.S. ENERGY CORP.


                                           By     /S/ JOHN L. LARSEN
                                               --------------------------------
                                           Its     PRESIDENT
                                               --------------------------------

                                                                   EXHIBIT 10.54




                                                   By:  CRESTED CORP.


                                                      By     /S/ MAX T. EVANS
                                                          ---------------------
                                                      Its     PRESIDENT
                                                          ---------------------


                                    GUARANTY

        FOR VALUABLE CONSIDERATION, Kennecott Energy and Coal Company, a Delaware corporation (the "Guarantor"), guarantees the obligations of Kennecott under Section 7 of the foregoing Fourth Amendment to Mining Venture Agreement.

                                            KENNECOTT ENERGY AND COAL COMPANY



                                     By:    /S/ G. H. BOYCE
                                         --------------------------------------
                                               G.H. Boyce,
                                         President and Chief Executive Officer


                                            By:    /S/ K. P. DONE
                                                -------------------------------
                                                      K. P. Done
                                                      Assistant Treasurer

                                                                   EXHIBIT 10.54

                                   EXHIBIT "A"

                                       TO

                  FOURTH AMENDMENT TO MINING VENTURE AGREEMENT

                             ARBITRATION PROCEDURES





This Exhibit is not filed with this Form 10-K for the year ended May 31, 1997.